UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA  02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 28, 2020, the Board of Directors (the “Board”) of Rhythm Pharmaceuticals, Inc. (the “Company”) appointed Hunter Smith, the Company’s Chief Financial Officer and Treasurer, to the additional office of Interim President and Chief Executive Officer of the Company, and designated Mr. Smith as the Company’s principal executive officer. Mr. Smith will serve as the Company’s Interim President and Chief Executive Officer while the Board continues its search for a permanent successor to Keith Gottesdiener, M.D., and will continue to serve as the Company’s principal financial officer and principal accounting officer.

As previously disclosed, pursuant to the terms of a Separation Agreement and General Release between the Company and Keith Gottesdiener, M.D., dated as of January 6, 2020, Dr. Gottesdiener agreed that he will be deemed to have resigned as the President and Chief Executive Officer of the Company and as a director of the Company upon the earliest to occur of certain specified events, including the submission of the Company’s new drug application filing with the U.S. Food and Drug Administration seeking regulatory approval to market and sell setmelanotide in the United States for the treatment of POMC deficiency obesity and LEPR deficiency obesity, which occurred on March 27, 2020. Dr. Gottesdiener’s resignation as President and Chief Executive Officer and a director therefore became effective on such date.

Mr. Smith, age 52, has been the Company’s Chief Financial Officer since July 2017 and Treasurer since August 2017. He has more than 25 years of global finance and management experience across multiple industries and financial disciplines, including expertise in business analysis and planning, mergers and acquisitions, treasury, capital raising and investor relations. Previously, he was Vice President, Finance and Chief Financial Officer of the Inflammation and Immunology Business Unit at Celgene Corporation, a global biopharmaceutical company, from 2013 to July 2017. In this role, Mr. Smith provided finance leadership for the global launch of Otezla® and led global business planning and analysis for commercial affiliates and clinical study activities in over 16 countries. Before joining Celgene, Mr. Smith worked in roles of increasing responsibility at Bunge Limited from 1999 to 2013, including Director of Investor Relations, Chief Financial Officer—Asia, Chief Risk Officer, Corporate Treasurer, and Chief Financial Officer of Bunge’s Sugar and Bioenergy Segment. Until its acquisition by Brookfield Infrastructure Partners in December 2019 Mr. Smith also served as an independent director of Genesee & Wyoming Inc. and as a member of its compensation and governance committees. Mr. Smith holds an M.B.A. in Finance from New York University’s Stern School of Business and a B.A. in History from Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: March 30, 2020	By:	/s/ Hunter Smith
Hunter Smith
Interim President and Chief Executive Officer and Chief Financial Officer